                                                                  EXHIBIT (B)(4)



                     UNSECURED SUBORDINATED PROMISSORY NOTE



$___________                                                    October 30, 2002

         U.S. VISION, INC., a Delaware corporation (the "Company"), hereby promises to pay to ___________________ or his permitted assigns (the "Holder") the principal amount of _____________________ Dollars ($________), together with interest thereon calculated from the date hereof in accordance with the provisions of this Note.

         1. Securities Laws. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

         2. Payment of Interest. Interest shall accrue at the Prime Rate plus one percent (1%) as reported in The Wall Street Journal, Eastern Edition (the "Journal") effective on the date of this Note (the "Interest Rate") compounded quarterly, on the unpaid principal amount of this Note outstanding from time to time. Effective the first (1st) day of each calendar quarter, beginning January 1, 2003, until this Note is paid in full, the Interest Rate shall be adjusted to Prime Rate plus one percent (1%) as reported in the Journal on such date, or if the Journal is not published on such date, on the last previous date of its publication. If the Journal ceases to report the Prime Rate, the Prime Rate shall be determined by the Company and the Holder in good faith. Interest shall be calculated on the basis of a year of 365 or 366 days, as applicable, and charged for the actual number of days elapsed. Subject to the provisions of Sections 3(c) and 4 hereof, the Company shall pay to the holder of this Note quarterly, in arrears, all accrued interest on each March 31, June 30, September 30 and December 31 during the term of this Note, beginning on December 31, 2002. Any accrued interest which for any reason has not theretofore been paid shall be paid in full on the date on which the remaining principal amount of this Note is paid.

         3. Payment of Principal.

                  (a) Scheduled Payment. The Company shall repay 100% of the original principal amount of this Note, together with all accrued and unpaid interest thereon, on October 30, 2007 [NOTE: CONFIRM THAT FINAL PAYOFF DATE CORRESPONDS TO PAYOFF DATE OF COMMERCE LOAN].

                  (b) Optional Prepayments. Subject to the provisions of Section 4 hereof, the Company may, at any time and from time to time without premium or penalty, prepay all or a portion of the outstanding principal amount of this Note.

                  (c) Time of Payment. If any payment of principal or interest on this Note shall become due on a Saturday, Sunday, or legal holiday under the laws of the State of Delaware, such payment shall be made on the next succeeding business day and such extension of time shall in such case be included in computing interest in connection with such payment.

         4. Subordination. This Note and any instrument issued in exchange, renewal or substitution this Note, including any amendment thereto or modifications of any of the foregoing, are referred to in this Section 4 collectively as the "Note." Notwithstanding any other provision of this Note, the indebtedness of the Company evidenced by the Note is subordinated pursuant to the terms of that certain Subordination Agreement, between Commerce Bank, N.A., Holder and the other parties thereto, dated as of October 30, 2002.

         5. Events of Default.

                  (a) Definition. For purposes of this Note, the following shall be deemed to be an "Event of Default":

                           (i) The failure of the Company to pay or provide for
payment of any installment of interest hereunder when and as the same shall become due and payable, which failure shall have continued for a period of sixty
(60) days.

                           (ii) The institution by the Company of proceedings to
be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter in effect, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or the consent by it to the institution of proceedings thereunder or the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due; or

                           (iii) The entry of a decree or order by a court
having jurisdiction for relief in respect of the Company, or adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under Title 11 of the United States Code, as now constituted or hereafter in effect, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, trustee (or other similar official) of the Company or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of one hundred eighty (180) consecutive days (each of the events set forth in this Section 5(a)(iii) and Section 5(a)(ii) above, an "Insolvency Event").

                  (b) Consequences of Events of Default. The provisions of this
Section 5(b) are expressly subject to Section 4 hereof. Upon the occurrence of an Event of Default, the Holder shall have any rights which it may possess pursuant to applicable law or separate agreement.





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

         6. Immunity of Incorporators, Stockholders, Officers, Directors and Employees. No recourse shall be had for the payment of the principal or interest on this Note or for any claim based thereon or otherwise in any manner in respect thereof, to or against any subsidiary, incorporator, affiliate, stockholder, officer, director or employee, as such, past, present or future, of the Company or any respective subsidiary, incorporator, affiliate, stockholder, officer, director or employees, as such, past, present or future, of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty, or in any other manner, all such liability being expressly waived and released by the acceptance of this Note and as part of the consideration for the issue thereof.

         7. Unsecured Obligation. This Note evidences an unsecured obligation of the Company to pay money to the Holder pursuant to the terms hereof. Nothing contained in this Note shall be deemed to create any security interest in any goods, equipment, inventory or other collateral of the Company. Any attempt by the Holder, its successors or assigns to create or perfect a security interest to secure the payment of this Note or performance of any obligation contained in this Note shall be void.

         8. Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of this Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

         9. Cancellation. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

         10. Place of Payment; Notices. Payments of principal and interest and any notice hereunder are to be delivered to the Holder at the address of the Holder that appears on the books and records of the Company, or to such other address as specified in a written notice delivered to the Company by Holder. Notices sent by the Company shall be deemed received when delivered personally or one (1) day after being sent by overnight carrier or three (3) days after being sent by certified or registered mail.

         11. Governing Laws. The validity, construction, and Interpretation off this Note will be governed by the internal laws, and not the laws of conflicts, of the State of Delaware.





                            [Signature Page Follows]



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         IN WITNESS WHEREOF, the Company has executed and delivered this Note on the date first above written.


                                       U.S. VISION, INC.


                                       By:
                                            -----------------------------------
                                              Carmen J. Nepa, III
                                              Executive Vice President and
                                              Chief Financial Officer



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



                               FORM OF ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Note, to:

             Name of Assignee                        Address





, and hereby irrevocably constitutes and appoints ___________________ as agent and attorney-in-fact to transfer said Note on the books of the within-named corporation, with full power of substitution in the premises.



Dated: ________ __, 200_


In the presence of:
                                    Signature:
                                                 -----------------------------

                                    Name:
                                                 -----------------------------
                                    Address:
                                                 -----------------------------

                                                 -----------------------------

                                    Note:    The above signature should
                                             correspond exactly with the name on
                                             the face of the within Note, if
                                             applicable.

                             SUBORDINATION AGREEMENT

                  THIS SUBORDINATION AGREEMENT (this "Agreement") is made as of October 30, 2002, by and among U.S. VISION, INC. ("U.S. Vision"), STYL-RITE OPTICAL MFG. CO., INC., USV OPTICAL, INC., U.S. VISION HOLDINGS, INC. (collectively, the "Borrowers"), COMMERCE BANK, N.A. (the "Lender"); and _____________________ ("Creditor").

                                   BACKGROUND

                  A. The Borrowers have requested that the Lender extend credit to the Borrowers, and the Lender has agreed to extend such credit facilities, all upon the terms, conditions and provisions as set forth in that certain Loan and Security Agreement of even date herewith among the Borrowers and Lender (the "Loan Agreement"). Any capitalized term used herein without definition shall have the meaning ascribed thereto in the Loan Agreement.

                  B. Pursuant to the terms and subject to the conditions set forth in the Loan Agreement, Lender agreed to provide to Borrowers the following: (i) a Line of Credit in an amount not to exceed at any time the Maximum Available Credit, which Line of Credit is evidenced by that certain Line of Credit Note of even date herewith by Borrowers in favor of Lender; and (ii) a Term Loan (together with the Line of Credit, the "Senior Credit Facilities") in the amount of Fifteen Million ($15,000,000) Dollars, which Term Loan is evidenced by that certain Term Note of even date herewith by Borrowers in favor of Lender (the "Term Note," and together with the Line of Credit Note, the "Senior Notes").

                  C. As collateral security for the Senior Obligations (as hereinafter defined), pursuant to the terms and subject to the conditions set forth in the Loan Agreement, and each other agreement or writing pursuant to which the Borrowers or any of their respective subsidiaries, pledge, grant, ratify and confirm a first lien on, and security interest in, all of the collateral securing the Senior Obligations (collectively, the "Senior Security Documents"), Borrowers granted to the Lender, first priority liens on, and security interests in substantially all assets of the Borrowers (collectively, the "Collateral"). The agreements, documents and instruments evidencing or securing the Senior Credit Facilities are hereinafter collectively referred to as the "Senior Loan Documents."

                  D. As a condition precedent to the agreement of the Lender to enter into and perform under the Senior Loan Documents and to extend to the Borrowers the Senior Credit Facilities, as more particularly described therein, the Lender has required that the Creditor, with the acknowledgment of the Borrowers, agree to subordinate the rights of the Creditor under the Creditor Loan Documents (as defined below) to the rights of the Lender under the Senior Loan Documents pursuant to this Agreement. Creditors will benefit from the financing arrangements among Lender and Borrowers, as more particularly described in the Senior Loan Documents.

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

         1. Certain Definitions.

                  1.1 "Creditor Loan Documents" shall mean the Unsecured Subordinated Promissory Note, dated as of October 30, 2002, executed by U.S. Vision and delivered to Creditor (the "Subordinated Note").

                  1.2 "Obligations of Borrowers to Creditor" shall mean the obligations of the Borrowers to Creditor under the Creditor Loan Documents.

                  1.3 "Senior Obligations" shall mean the following obligations of the Borrowers to the Lender, whether outstanding on the date hereof or hereafter incurred, including, without limitation, any indebtedness of Borrowers to others which Lender may acquire by assignment or otherwise, and any other existing or future indebtedness in favor of Lender, whether matured or unmatured, direct or contingent, joint or several, including, without limitation, any extensions, modifications, renewals thereof and substitutions therefor and any refinancing of or increases to, any such indebtedness: (a) all existing and future debts, liabilities and obligations of the Borrowers in favor of Lender including, without limitation, those incurred pursuant to the Senior Loan Documents, including the principal amount of, and accrued interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any of the Borrowers, whether or not allowed as an enforceable claim against any of the Borrowers pursuant to applicable bankruptcy, insolvency or reorganization laws) on, the Senior Notes and all indebtedness, liabilities and obligations of the Borrowers in respect thereof; and (b) all other indebtedness, obligations and liabilities (including fees and expenses) of Borrowers to Lender now existing or hereinafter incurred, whether created under or with respect to the Senior Loan Documents or otherwise, including as to both clauses (a) and (b) of this Section 1.3, without limitation, (i) any interest thereon which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any of the Borrowers, whether or not allowed as an enforceable claim against any Borrower pursuant to applicable bankruptcy, insolvency or reorganization laws, or (ii) any advances by the Lender which exceed the aggregate face amount of the Senior Notes or any other instruments evidencing any of the Senior Obligations, or which are made after the occurrence of a default, violation or event of default under the Loan Agreement or any other agreement among Borrowers and Lender, and any refinancing of, or increases to, any of the indebtedness described as Senior Obligations. Notwithstanding the foregoing, the maximum principal amount of indebtedness arising under the Senior Loan Documents which shall constitute "Senior Obligations" under this Agreement shall not exceed Thirty-Two Million Five Hundred Thousand Dollars ($32,500,000), plus all costs of collection and any expenses incurred to (i) protect or defend the Collateral or (ii) with respect to the exercise of any remedies to enforce or collect the Senior Obligations.

                  1.4 "Termination Date" shall mean the first to occur of either
(i) November 1, 2007 or (ii) the date that Lender is paid the Senior
Obligations.





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

         2. Confirmation of Obligations of Borrowers to Creditor and Lender. Borrowers and Creditor hereby acknowledge and confirm that as of the date hereof, no amounts are currently due or owing under the Obligations of Borrowers to Creditor.

         3. Subordination. Until the Termination Date, Creditor hereby subordinates in favor of Lender all Obligations of Borrowers to Creditor and all claims and demands arising therefrom to all of the Senior Obligations and agrees that Lender shall first be paid all of the Senior Obligations, with interest as accrues thereon and any costs and expenses of collection thereof, in accordance with the terms thereof and the requirement that Lender make Advances to the Borrowers under the Loan Agreement shall be terminated before Creditor shall be paid any sums due on Obligations of Borrowers to Creditor. Creditors further agrees that, subject to the limitation on Senior Obligations provided for in
Section 1.3, Lender may, at any time and from time to time, renew, extend, modify, amend, substitute or alter the time of payment or maturity of, or waive the right to enforce the Senior Obligations, or any part thereof, or release or compromise the terms thereof, and that Lender may make new loans, advances and extensions of credit to or for the benefit of the Borrowers, which will be deemed to be included in the Senior Obligations or the Senior Obligations may be refinanced by the Lender, or otherwise, so long as such refinancing does not increase the annual amortization of the principal of the Senior Obligations which constitute term loans, all without in any way impairing the subordination and standstill provisions set forth herein which shall remain in full force and effect without any further act of Creditor. Lender shall notify Creditor in writing within 14 days of each of the events referred to in the preceding sentence; provided, however, that the failure to do so shall not impair in any manner the subordination of the Obligations of Borrowers to Creditor to the Senior Obligations, as set forth in this Article 3.

         4. Creditor Representations, Warranties and Covenants. Creditor warrants and represents that it holds no collateral security for Obligations of Borrowers to Creditor, and agrees that in the event that any collateral security is acquired or any payment is made by any Borrower in respect of Obligations of Borrowers to Creditor prior to the Termination Date and in contravention of the terms of this Agreement, the same shall be held in express trust by Creditor for Lender and shall forthwith be paid, assigned, transferred and/or delivered to Lender, and that if any such collateral security is acquired, the same will be held by Lender as collateral security for the Senior Obligations and, if such payment is received, the same shall be used to reduce the outstanding balance of the Senior Obligations in such order and manner as Lender, in its sole and absolute discretion may determine. Until the Termination Date, Creditor waives any rights of subrogation or indemnification in regard to any payment or collateral so paid, assigned, transferred and/or delivered to Lender.

         5. No Payment; Standstill.

                  5.1 Other than as set forth in Section 5.3 below, Creditor agrees not to accept or demand any payment or reduction of Obligations of Borrowers to Creditor and that no direct or indirect payment may be made by or on behalf of any of the Borrowers upon or in respect of Obligations of Borrowers to Creditor (including, without limitation, all interest payments from Borrowers to Creditor) prior to the Termination Date. In the event that, notwithstanding the foregoing, any payment shall be received by any Creditor when such payment is prohibited by this Agreement, Creditor shall promptly notify Lender of such prohibited payment and such payment shall be held in express trust for the benefit of, and shall, promptly after such Creditor's receipt thereof, be paid over or delivered to Lender.

                  5.2 Other than as set forth in Section 5.3 below, Creditor covenants and agrees that prior to the Termination Date it shall not, directly or indirectly: (i) take any action to exercise any right of foreclosure or self-help with respect to any security interest and liens on property and assets of Borrowers which constitute Collateral or exercise any other right or remedy with respect to such property and assets; (ii) contact any lessees of any Collateral or otherwise seek payment from any obligor on any Collateral; (iii) declare an event of default under any of the Creditor Loan Documents; or (iv) take any other action that interferes with, is prejudicial to, or is inconsistent with the Lender's rights and priority secured position with respect to the Collateral including, without limitation, taking any action that will impede, restrict or restrain the exercise by the Lender of its rights or remedies under the Senior Loan Documents.

                  5.3 Notwithstanding anything to the contrary set forth in this Agreement, and except as otherwise provided in this Section 5.3, on the regularly scheduled dates for the quarterly payment of interest as set forth in the Subordinated Note, Borrowers may make, and Creditor may accept, the quarterly interest payments at the interest rate specified in the Subordinated Note.

                           5.3.1 From and after the date Creditor receives
notice from Lender of the occurrence of an Event of Default (as defined in the Loan and Security Agreement) in respect of the payment when due, after giving effect to any applicable grace or cure period, of any principal of or interest or premium on, or costs, fees or expenses owing in connection with, the Senior Obligations (a "Payment Default"), no direct or indirect payment or distribution shall be made by the Borrowers on account of the principal of or interest on the Obligations of Borrowers to Creditor, or any other payment in respect thereof, which would otherwise be permitted under Section 5.3, unless and until such Payment Default shall have ceased to exist or shall have been cured or waived in writing by the Lender.

                           5.3.2 From the date the Creditor receives notice (a
"Payment Blockage Notice") from the Lender of the occurrence and continuation of an Event of Default (as defined in the Loan Agreement) other than a Bankruptcy Event (as defined in Section 6.1 hereof) or a Payment Default, no direct or indirect payment or distribution shall be made by the Borrowers on account of the principal of or interest on Obligations of Borrowers to Creditor, or any other payment in respect thereof, which would otherwise be permitted under
Section 5.3, unless and until such Event of Default shall have been cured or waived in writing by the Lender.

                           5.3.3 Borrowers agree that, promptly following their
receipt of any notice given by the Lender under Paragraph 5.3.1 hereof, or any Payment Blockage Notice given by the Lender under Paragraph 5.3.2 hereof, the Borrowers shall send a copy of any such notice to Creditor; provided, however, that Borrowers' failure to do so shall not impair the Lender's rights arising under Paragraphs 5.3.1 and 5.3.2 hereof.

         6. Payment Upon Dissolution, Etc.

                  6.1 Until the Termination Date, upon any payment or distribution of all or






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substantially all assets or securities of any of the Borrowers of any kind or character, whether in cash, property or securities, whether upon any dissolution or winding up or total or partial liquidation or reorganization of any of the Borrowers, or otherwise, whether pursuant to the voluntary or involuntary bankruptcy, insolvency, receivership or other proceedings, (each such event a "Bankruptcy Event") all amounts due or to become due upon all Senior Obligations shall first be paid in full, before Creditor shall be entitled to receive any payment on account of Obligations of Borrowers to Creditor. Until the Termination Date, before any payment may be made by or on behalf of the Borrowers on Obligations of Borrowers to Creditor upon any dissolution, winding up, liquidation or reorganization or otherwise, any payment or distribution of assets or securities of any of the Borrowers of any kind or character, whether in cash, property or securities, to which Creditor would be entitled, but for the provisions of this Section 6.1, shall be made by the Borrowers or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person making such payment or distribution, or by Creditor if received by Creditor, directly to Lender under the Senior Loan Documents.

                  6.2 Until the Termination Date, to the extent any payment in respect of the Senior Obligations (whether by or on behalf of Borrowers, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar persons under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person, the Senior Obligations or, part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. Until the Termination Date, to the extent the obligation to repay Senior Obligations is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligations so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been affected) shall be deemed to be reinstated and outstanding as Senior Obligations for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

                  6.3 Until the Termination Date, in the event that, notwithstanding any other provision of this Agreement prohibiting payment or distribution, any payment or distribution of assets or securities of any of the Borrowers of any kind or character, whether in cash, property or securities, shall be received by any Creditor at a time when such payment or distribution is prohibited by this Agreement and before all obligations in respect of the Senior Obligations are paid in full, such payment or distribution shall be received and held in express trust for the benefit of, and shall, promptly after such Creditor's receipt thereof, be paid over or delivered to, Lender for application to the payment of Senior Obligations remaining unpaid until all such Senior Obligations have been paid in full.

         7. Subrogation.

                  7.1 Upon and following the Termination Date, Creditor shall be subrogated to the rights of Lender to receive payments or distributions of cash, property or securities of Borrowers made on the Senior Obligations until the principal amount of and interest on Obligations of Borrowers to Creditor shall be paid in full; and, for the purposes of which subrogation, no payments or distributions to Lender of any cash, property or securities to which Creditor would be entitled except for the provisions of this Agreement, and no payment pursuant to the provisions of this Agreement to Lender by Creditor shall, as among Borrowers, their creditors other than the Lender, and Creditor, be deemed to be a payment by Borrowers to or on account of the Senior Obligations. It is understood that the provisions of this Agreement are intended solely for the purpose of defining the relative rights of Creditor, on the one hand, and Lender, on the other hand.

                  7.2 If any payment or distribution to which Creditor would otherwise have been entitled but for the provisions of this Agreement shall have been applied, pursuant to the provisions of this Agreement, to the payment of all amounts payable under the Senior Obligations, then, and in such case, Creditor shall be entitled to receive from Lender any payments or distributions received by Lender in excess of the amount required to make payment in full of such Senior Obligations.

         8. Subordination Right Not Impaired by Acts or Omissions of Borrowers or Lender. No right of any present or future Lender to enforce the subordination and standstill as provided in this Agreement will at any time in any way be prejudiced or impaired by any act or failure to act on the part of Borrowers or by any act or failure to act, by Lender, or by any noncompliance by Borrowers with the terms of the Obligations of Borrowers to Creditor regardless of any knowledge thereof that Lender may have or otherwise be charged with. Creditor acknowledges that the subordination and standstill provisions of this Agreement are expressly intended to be for the benefit of, and shall be enforceable directly and only by Lender.

         9. No Waiver of Subordination Provisions. Without in any way limiting the generality of Article 8 of this Agreement, Lender may, at any time and from time to time, without the consent of Creditor, without incurring responsibility to Creditor, and without impairing or releasing the subordination and standstill provided in this Agreement or the obligations hereunder of Creditor to Lender, do any one or more of the following; (a) change the manner, place or terms of payment or extend the time of payment of, increase the amount of or interest rates with respect to, or otherwise renew or alter, the Senior Obligations or any instrument evidencing the same or any agreement under which Senior Obligations are outstanding or secured, (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Obligations; (c) release any person liable in any manner for the collection of Senior Obligations; and (d) exercise or refrain from exercising any rights against Borrowers and any other person.

         10. No Transfer or Assignment. Creditor will not sell, assign or transfer any of the Obligations of Borrowers to Creditor, or any instrument evidencing the same, to any person, firm or entity unless such transferee(s) agrees in writing to be bound by the terms of this Agreement. Creditor warrants and represents that no prior subordination and postponement in payment as to any of Obligations of Borrowers to Creditor has occurred.

         11. No Loans or Advances. Without first obtaining the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed, Creditor agrees not to accept any loan or advance from Borrowers nor to hereafter forgive any of Obligations of Borrowers to Creditor and, in the event of such a loan, advance or forgiveness without such consent, Creditor shall thereupon become immediately liable to Lender in the amount of such loan, advance or forgiveness. Creditor has disclosed to Lender all Obligations of Borrowers to Creditor, whether direct, indirect, sole, joint or several or joint and several, whether matured or unmatured, of any nature whatsoever, if any now exist.

         12. Consent to Documents. Creditor hereby consents to all of the terms, covenants and conditions set forth in the Loan Agreement, the Senior Notes and the other Senior Loan Documents. Creditor specifically waives notice of protest and any and all defaults by Borrowers. Creditor further agrees that no invalidity, irregularity or unenforceability of all or any of the Senior Obligations, or the security therefor, shall affect, impair or be a defense to Creditor's obligations under this Agreement.

         13. Evidence of Borrowers Obligations to Creditors. Creditor agrees to cause Obligations of Borrowers to Creditor to be evidenced by the Subordinated Note or other instruments, which Subordinated Notes or other instruments shall be legended with a statement to the effect that the indebtedness evidenced thereby is subject and subordinate to the Senior Obligations in accordance with the terms and subject to the conditions of this Agreement.

         14. Borrowers' Acknowledgments, Representations and Warranties.

                  14.1 Each of the Borrowers acknowledges receipt of this Agreement, consents to its terms and conditions, and agrees, except as permitted herein, not to pay any of Obligations of Borrowers to Creditor while any of the Senior Obligations remain outstanding. Each of the Borrowers further agrees to notify Lender of any legal proceedings against Borrowers by Creditor and, at Lender's request, to defend such proceedings to the best of Borrowers' ability.

                  14.2 Each of the Borrowers agrees that, solely in order to prevent the barring of claims, or any of them, by imposition of any applicable statute of limitations, Borrowers shall, from time to time and at such times as Lender and/or Creditor deems necessary, acknowledge in writing Obligations of Borrowers to Creditor.

                  14.3 Each of the Borrowers warrants and represents that each Borrower has disclosed to Lender all of Obligations of Borrowers to Creditor.

         15. Acceleration. In the event of a violation of any material term of this Agreement by Creditor or Borrowers, all of the Senior Obligations shall, without notice or demand, become immediately due and payable, whether or not by its terms the Senior Obligations are then due and payable, and Lender may immediately proceed against Borrowers for the collection thereof. In the event of such violation, Creditor agrees, upon demand by Lender, immediately to deliver to Lender any moneys, securities, and other property received by Creditor in violation of this Agreement.

         16. No Impairment of Collateral. Nothing herein contained shall impair any rights of Lender with respect to any Collateral heretofore, now or hereafter granted, assigned, pledged or hypothecated to Lender as security for any of the Senior Obligations, or to the proceeds thereof.

         17. [Intentionally Omitted.]

         18. Notices. Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered in person, or by commercial courier against receipt or if sent by certified mail, postage prepaid, return receipt requested, or telegraph, as follows, unless such address is changed by written notice hereunder:

                  If to Borrowers:  U.S. Vision, Inc.
                                    Attn: William Schwartz, CEO
                                    1 Harmon Drive
                                    Glen Oaks Industrial Park
                                    Glendora, NJ 08029

                  With a copy to:   Ballard Spahr Andrews & Ingersoll, LLP
                                    Attn:  Gerald J. Guarcini, Esq.
                                    1735 Market Street
                                    Philadelphia, PA 19103-2799

                  If to Creditor:
                                    ------------------------

                                    ------------------------

                                    ------------------------

                                    ------------------------

                  If to Lender:     Commerce Bank, N.A.
                                    Attn:  Gerard L. Grady, Vice President
                                    1701 Route 70 East
                                    Cherry Hill, NJ 08034

                  With a copy to:   Schnader Harrison Segal & Lewis LLP
                                    Attn: Walter B. Ferst, Esq.
                                    1600 Market Street, Suite 3600
                                    Philadelphia PA  19103-7598

         19. Entire Agreement. The "Background" Section above is incorporated herein by reference and is hereby made a part of this Agreement. This Agreement embodies the entire agreement of the parties hereto, and it is acknowledged that there are no customs, representations, promises, terms, conditions, or obligations referring to the subject matter, and no inducements or representations leading to the execution hereof, other than mentioned herein; and there may be no modification of this Agreement except in writing executed with the same formalities as this Agreement. No failure by Lender to exercise any right hereunder shall be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time thereafter.

         20. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

         21. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original, and such counterparts shall together constitute but one and the same Agreement. Signature by facsimile shall bind the parties thereto.

         22. Governing Law. This Agreement and all other instruments or documents issued hereunder or pursuant hereto shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to its principles of conflicts of law.











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                                       9

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year above written.

                     U.S. VISION, INC.


                     By:
                         --------------------------------------
                     Name: Carmen J. Nepa, III
                     Title: Executive Vice President and Chief Financial Officer

                     STYL-RITE OPTICAL MFG. CO., INC.


                     By:
                         --------------------------------------
                     Name: Carmen J. Nepa, III
                     Title: Executive Vice President and Chief Financial Officer


                     USV OPTICAL, INC.


                     By:
                         --------------------------------------
                     Name: Carmen J. Nepa, III
                     Title: Executive Vice President and Chief Financial Officer


                     U.S. VISION HOLDINGS, INC.


                     By:
                         --------------------------------------
                     Name: Carmen J. Nepa, III
                     Title: Executive Vice President and Chief Financial Officer


                     COMMERCE BANK, N.A.


                     By:
                         --------------------------------------
                            Gerard L. Grady, Vice President



                     ---------------------------------
                     Name:



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